Exhibit 10.8

Stock Option Agreement

THIS AGREEMENT made as of August 10th, 2003.

B E T W E E N:

Banyan Corporation, of an Oregon Company with offices in the City of Los Angeles, California

(“Banyan”)

- and -

Cory H. Gelmon, Businessman, of the City of Calgary, in the Province of Alberta, Canada

(the “Optionee”)

WHEREAS:

(A)	Banyan is desirous in granting the Optionee an option to purchase 1,000,000 common shares in Banyan (the “Optioned Shares”) pursuant to the terms and conditions as set out herein; and

(B)	The Optionee wishes to accept from Banyan, the option to purchase the Optioned Shares pursuant to the terms and conditions as set out herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Banyan hereby grants to the Optionee an option (the “Option”) to purchase the Optioned Shares at a purchase price (the “Purchase Price”) of 18 cents per share , upon and subject to the following terms and conditions:

•	Option Exercise Period. The Option may be exercised by the Optionee in whole or in part at any time from the date hereof for a period of 5 years and shall terminate 5 years from the date hereof unless exercised by the Optionee prior thereto.

•	Exercise of Option. The Optionee shall, for the purposes of exercising the Option, give to Banyan notice in writing thereof (the “Notice”), accompanied by acceptable payment to Banyan in the amount of the Purchase Price.

•	Non-Assignability of Option. The Option is personal to the Optionee. Accordingly, the Optionee may not sell, assign or otherwise transfer the Option or any of its rights under this Agreement without the prior written consent Banyan, which consent may be unreasonably or arbitrarily withheld.

•	Entire Agreement. This Agreement expresses the entire agreement between the parties concerning the subject matter hereof and supersedes all previous agreements, whether written or oral, between the parties respecting the subject matter hereof.

•	Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators and successors and permitted assigns.

•	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

BANYAN CORPORATION

Per:	/s/ Banyan Corporation

/s/ Cory Gelmon
Cory Gelmon